EXHIBIT 99.1

Cosi Reports Financial Results For The Second Quarter Ended
June 30, 2003
Thursday, August 14, 2003 04:40 PM ET


NEW YORK--(BUSINESS WIRE)--Aug. 14, 2003--New York-based restaurant company, Cosi, Inc. (NASDAQ: COSI, news) today reported net sales and earnings for the second quarter ended June 30, 2003.

Net sales increased 38.3% to $28.9 million in the second quarter of 2003, compared to $20.9 million for the second quarter of 2002. Comparable restaurant sales, as measured for restaurants in operation for more than 15 months, increased 5.4%.

During the second quarter of 2003, the Company recognized $2.8 million of asset impairment and store disposal costs related to six under performing restaurants. There were no restaurant openings or closings in the second quarter. The Company finished the second quarter with 94 restaurants in operation.

Net losses attributable to common stockholders were $6.3 million or $(0.38) per basic and diluted share in the second quarter of 2003, compared to $5.6 million or $(1.23) per basic and diluted share for the second quarter of 2002. Financial results for the second quarter of 2003 include $0.4 million in costs related to the grant of restricted stock to William D. Forrest, pursuant to his employment agreement as the Executive Chairman of the Company, and a provision for losses on asset impairment and store disposal costs of $2.8 million.

As previously announced, the Company has filed with the Securities and Exchange Commission (SEC) a registration statement relating to a rights offering that it anticipates making to existing holders of the Company's common stock. The Company will not commence the rights offering until the registration statement is declared effective by the SEC and certain other conditions are satisfied, including the receipt of stockholder approvals relating to the rights offering at the Company's annual meeting of shareholders.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The company will hold a conference call to discuss second quarter results on August 18th, 2003, at 4:30 EDT. The participant dial-in numbers are 1-888-841-5035 (toll-free) and 1-973-582-2830 (international). A replay of the conference call will be available until September 1st, 2003 by dialing 1-877-519-4471 (toll-free) or 1-973-341-3080 (international), passcode 4114171.
The conference call will also be accessible live via webcast at:
http://www.viavid.net/detailpage.aspx?sid=00001691.


About Cosi


Cosi restaurants are all-day cafes that feature signature bread and coffee products in a unique environment that changes throughout the day. Cosi offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, cravable foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. These products are freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. There are 94 Cosi locations in eleven states and the District of Columbia.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support our growth initiatives; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Cosi, Inc.
In $ Thousands, except per share data.

                             Three Months Ended    Six Months Ended

                            6/30/2003  7/1/2002  6/30/2003   7/1/2002

Net Sales:                   28,936.4  20,919.9   54,590.9   38,972.0

Costs and expenses:
  Cost of goods sold          8,172.5   5,645.6   15,489.0   10,499.0
  Restaurant operating
   expenses                  17,818.9  12,366.5   34,620.1   23,493.5
                            ---------  --------  ---------  ---------

         Total cost of sales 25,991.4  18,012.1   50,109.1   33,992.5

General and administrative
 expenses                     4,435.4   4,227.6   12,360.6    8,847.9
Depreciation and
 amortization                 1,994.4   1,335.5    3,953.0    2,545.8
Restaurant pre-opening
 expenses                         ---     286.1      349.1      397.5
Provision for losses on
 asset impairments and
 disposals                    2,790.8       7.3    5,358.8        7.3
Lease termination costs           ---       ---      257.1        ---
                            ---------  --------  ---------  ---------

Operating income (loss)      (6,275.6) (2,948.7) (17,796.8)  (6,819.0)

Interest and other income
 (expense), net                 (70.3)   (275.6)    (117.2)    (633.5)

Net income (loss)            (6,345.9) (3,224.3) (17,914.0)  (7,452.5)
Preferred stock dividends         ---  (2,383.4)       ---   (4,343.9)

Net income (loss)
 attributable to common
 stockholders                (6,345.9) (5,607.7) (17,914.0) (11,796.4)
                            =========  ========  =========  =========

Net income (loss) per
 common share:
  Basic and diluted            $(0.38)   $(1.23)    $(1.07)    $(2.60)

Weighted average shares of
 common and common
 equivalent shares
 outstanding
  Basic and diluted            16,824     4,544     16,699      4,533


                           Selected Balance Sheet Data
                                   (In 000's)

                                                12/30/2002  6/30/2003
                                                ----------- ----------
                                                  FY 2002    Q2 2003
                                                ----------- ----------

 Cash and cash equivalents                       $13,032.3   $3,743.1
 Other current assets                              4,653.6    3,549.8
                                                ----------- ----------
 Total current assets                             17,685.9    7,292.9

 Property, equipment and leasehold
  improvements, net                               45,755.3   40,258.2
 Other assets                                      2,801.9    2,826.0
                                                ----------- ----------

 Total assets                                    $66,243.1  $50,377.1
                                                =========== ==========

 Total current liabilities                       $16,916.6  $13,615.2

 Long-term portion of debt & capital
  lease obligations                                  251.2    3,254.4
 Other long-term liabilities                       9,748.3   11,664.1
                                                ----------- ----------

 Total liabilities                                26,916.1   28,533.7
                                                ----------- ----------

 Common shareholder's equity (deficit)            39,327.0   21,843.4
                                                ----------- ----------

Total liabilities and shareholder's equity       $66,243.1  $50,377.1
                                                =========== ==========

    CONTACT: Cosi, Inc.
             Kenneth S. Betuker
             212-653-1600 x 7157
             CFO
             or
             ICR
             Don Duffy/Tom Ryan
             203-222-9013